NEITHER THIS WARRANT, NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF, HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAW. SUCH SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS (I) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO OR (II) IN THE OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY, REGISTRATION UNDER THE SECURITIES ACT AND SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH A PROPOSED SALE OR TRANSFER.

                                  COMMON STOCK
                                PURCHASE WARRANT

                          For the Purchase of Shares of

                                 Common Stock of

                        DIMENSIONAL VISIONS INCORPORATED

                          (Par Value $0.001 Per Share)

             (Incorporated under the Laws of the State of Delaware)

                  VOID AFTER 5:00 P.M. PST ON JANUARY 15, 2001

                   Date of Original Issuance: January 15, 1998

         This is to certify that, for value received, __________________________ or assigns (the "Warrantholder"), is entitled, subject to the terms and conditions hereinafter set forth, at any time and on or before 5:00 P.M., Pacific Standard Time, on January 15, 2001, but not thereafter, to purchase 200,000 shares of common stock, par value $0.001 per share (the "Common Stock"), of DIMENSIONAL VISIONS INCORPORATED (the "Company") for the Warrant Price (as defined below), and to receive a certificate or certificates for the shares of Common Stock so purchased.

         1. TERMS AND EXERCISE OF WARRANTS.

                  (a) EXERCISE PERIOD. Subject to the terms of this Warrant, the Warrantholder shall have the right, at any time during the period (the "Exercise Period") commencing on the date hereof and ending at 5:00 P.M., Pacific Standard Time, on January 15, 2001 (the "Termination Date"), or if such date is a day on which banking institutions are authorized by law to close, then on the next succeeding day which shall not be such a day, to purchase from the Company up to the number of fully paid and nonassessable shares of Common Stock which the Warrantholder may at the time be entitled to purchase pursuant to this Warrant, provided that, until September 15, 1998, no such shares shall be purchased, on September 15, 1998, 100,000 shares of Common Stock may be purchased, and on January 15, 1999, all 200,000 shares of Common Stock may be purchased pursuant to this Warrant. Such shares of Common Stock and any other securities that the Company may be required by the operation of SECTION 3 to issue upon the exercise hereof are referred to hereinafter as the "Warrant Shares."

                  (b) METHOD OF EXERCISE. This Warrant shall be exercised by surrender of this Warrant to the Company at its principal office in Phoenix, Arizona, or at such other address as the Company may designate by notice in writing to the Warrantholder at the address of the Warrantholder appearing on the books of the Company or such other address as the Warrantholder may designate in writing, together with the form of Election to Purchase included as EXHIBIT "A" hereto, duly completed and signed, and upon payment to the Company of the Warrant Price (as defined in SECTION 2) multiplied by the number of Warrant Shares being purchased upon such exercise (the "Aggregate Warrant Price"), together with all taxes applicable upon such exercise. Payment of the Aggregate Warrant Price shall be made in cash or by certified check or cashier's check, payable to the order of the Company.

                  (c) PARTIAL EXERCISE. This Warrant shall be exercisable, at the election of the Warrantholder, either in full or from time to time in part, during the Exercise Period.

                  (d) SHARE ISSUANCE UPON EXERCISE. Upon the exercise and surrender of this Warrant certificate and payment of such Warrant Price, the Company shall issue and cause to be delivered with all reasonable dispatch to the Warrantholder, in such name or names as the Warrantholder may designate in writing, a certificate or certificates for the number of full Warrant Shares so purchased upon the exercise of the Warrant, together with cash, as provided in
SECTION 7 hereof, with respect to any fractional Warrant Shares otherwise issuable upon such surrender and, if applicable, the Company shall issue and deliver a new Warrant to the Warrantholder for the number of shares not so exercised. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of such Warrant Shares as of the close of business on the date of the surrender of the Warrant and payment of the Warrant Price, notwithstanding that the certificates representing such Warrant Shares shall not actually have been delivered or that the stock transfer books of the Company shall then be closed.

         2. WARRANT PRICE.

         The price per share at which Warrant Shares shall be purchasable on the exercise of this Warrant shall be $.50 per share until January 15, 2001, subject to adjustment pursuant to SECTION 3 hereof (originally and as adjusted, the "Warrant Price").

         3. ADJUSTMENT OF WARRANT PRICE AND NUMBER OF SHARES.

         The Company agrees to reserve and shall keep reserved for issuance the number of shares of Common Stock issuable upon exercise of this Warrant. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

                  (a) In case the Company shall (1) pay a dividend or make a distribution in shares of its Common Stock, (2) subdivide its outstanding Common Stock into a greater number of shares, (3) combine its outstanding Common Stock into a smaller number of shares, or (4) issue by reclassification of its Common Stock any shares of capital stock of the Company (other than a change in par value, or from par value to no par value, or from no par value to par value), the Warrant Price and the number of shares of Common Stock or other securities issuable upon exercise of this Warrant in effect immediately prior thereto shall be adjusted so that the Warrantholder, by operation of SECTION 3(d) hereof, shall be entitled to receive the number of shares which it would have owned or have been entitled to receive immediately following the happening of any of the events described above, had this Warrant been exercised immediately prior to the record or effective date thereof.

         An adjustment made pursuant to SECTIONS 3(a)(1)-(4) above shall become effective immediately after the record date in the case of a dividend or distribution (PROVIDED, HOWEVER, that such adjustments shall be reversed if such dividends or distributions are not actually paid) and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this paragraph, the Warrantholder shall become entitled to receive shares of two or more classes of capital stock of the Company, the Board of Directors (whose determination shall be conclusive and shall be evidenced by a resolution) shall determine the allocation of the adjusted Warrant Price between or among the shares of such classes of capital stock.

                  (b) In case of any reclassification of the outstanding Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision, combination or stock dividend), or in case of any consolidation of the Company with, or merger of the Company into, another corporation wherein the Company is not the surviving entity, or in case of any sale of all, or substantially all, of the property, assets, business and goodwill of the Company, the Company, or such successor or purchasing corporation, as the case may be, shall provide, by a written instrument delivered to the Warrantholder, that the Warrantholder shall thereafter be entitled, upon exercise of this Warrant, to the kind and amount of shares of stock or other equity securities, or other property or assets that would have been receivable by such Warrantholder upon such reclassification, consolidation, merger or sale, if this Warrant had been exercised immediately prior thereto. Such corporation, which thereafter shall be deemed to be the "Company" for purposes of this Warrant, shall provide in such written instrument for adjustments to the Warrant Price that shall be as nearly equivalent as may be practicable to the adjustments provided for in this SECTION 3.

                  (c) No adjustment in the number of securities purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of securities (calculated to the nearest full share or unit thereof) then purchasable upon the exercise of this Warrant; provided, however, that any adjustment which by reason of this
SECTION 3(c) is not required to be made immediately shall be carried forward and taken into account in any subsequent adjustment.

                  (d) Whenever the Warrant Price is adjusted as provided in this
SECTION 3, the number of shares of Common Stock or other securities issuable upon exercise of this Warrant shall be adjusted simultaneously, by multiplying the number of shares previously issuable by a fraction, of which the numerator shall be the Warrant Price in effect immediately prior to such adjustment, and of which the denominator shall be the Warrant Price as so adjusted.

                  (e) For the purpose of this SECTION 3, the term "Common Stock" shall mean (i) the class of stock designated as Common Stock of the Company at April 8, 1998, or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to this SECTION 3, the Warrantholder shall become entitled to purchase any shares of the Company's capital stock other than Common Stock, thereafter the number of such other shares so purchasable upon the exercise of this Warrant and the Warrant Price of such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares contained in this SECTION 3.

                  (f) Whenever the number of shares of Common Stock and/or other securities purchasable upon the exercise of this Warrant or the Warrant Price is adjusted as herein provided, the Company shall cause to be promptly mailed to the Warrantholder by first class mail, postage prepaid, notice of such adjustment and a certificate of the Company's chief financial officer setting forth the number of shares of Common Stock and/or other securities purchasable upon the exercise of this Warrant, the Warrant Price after such adjustment, a brief statement of the facts requiring such adjustment, and the computation by which such adjustment was made.

                  (g) Irrespective of any adjustments in the Warrant Price or the number or kind of securities purchasable upon the exercise of this Warrant, the Warrant certificate or certificates theretofore or thereafter issued may continue to express the same price or number or kind of securities stated in this Warrant initially issuable hereunder.

         4. REGISTRATION RIGHTS.

                  The Company covenants and agrees as follows:

                  (a) For purposes of this SECTION 4:

                           (i) The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document;

                           (ii) The term "Registrable Securities" means (A) the shares of Common Stock and the Warrant Shares and (B) any shares of Common Stock or other securities of the Company issuable with respect to the units (the "Units") offered by the Company pursuant to the Private Placement Memorandum dated February 17, 1998, as amended to date (the "Private Placement Memorandum"), as a result of a stock split or dividend or any sale, transfer, assignment, or other transaction by the Company or a Holder (as defined below) involving the Units and any securities into which the Units may thereafter be changed as a result of merger, consolidation, recapitalization, or otherwise. As to any particular Registrable Securities, such securities will cease to be Registrable Securities when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer, or market-maker in compliance with Rule 144 under the Securities Act; and

                           (iii) The term "Holder" means any person owning or having the right to acquire Registrable Securities.

                  (b) Commencing promptly following the final Closing Date (as defined in the Private Placement Memorandum), the Company shall prepare and file a registration statement covering all of the Registrable Securities as further provided in SECTION 4(c).

                  (c) To effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible, use its best efforts to:

                           (i) Prepare and file with the Securities and Exchange commission (the "SEC") a registration statement with respect to such Registrable Securities, cause such registration statement to become effective, and keep such registration statement effective until the expiration of the Warrants.

                           (ii) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                           (iii) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                           (iv) Register and qualify the securities covered by such registration statement under such other securities or blue sky laws of the jurisdictions in which the purchasers reside at the time of the issuance of the Units; provided that in no event shall (A) the Company be required to qualify to do business in any state or to take any action which would subject it to general or unlimited service of process in any state where it is not now so subject, (B) any stockholder be required to escrow their shares of capital stock of the Company, or (C) the Company or any stockholder be required to comply with any other requirement which they deem unduly burdensome.

                           (v) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement with terms generally satisfactory to the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                  (d) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this SECTION 4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

                  (e) All expenses incurred in connection with the registration pursuant to SECTION 4(b) (other than underwriter's commissions and fees or any fees of others employed by a selling Holder, including attorneys' fees), including without limitation all registration, filing and qualification fees, printers' and accounting fees, and fees and disbursements of counsel for the Company, shall be borne by the Company.

                  (f) With respect to the registration of the Registrable Securities under this SECTION 4:

                           (i) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or any state securities law or regulation, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or
         (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will reimburse each such Holder, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this SECTION 4(f)(i) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

                           (ii) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors and officers, any underwriter (as defined in the Securities
         Act) for the Company, each person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, and any other Holder selling securities in such registration statement or any of its directors or officers or any person who controls such Holder, against any losses, claims, damages, or liabilities (or actions in respect thereto) which arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, any person who controls the Company, any underwriter or controlling person of any such underwriter, any other such Holder, officer, director, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this SECTION 4(f)(ii) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld), and provided further that the obligations of each selling Holder hereunder shall be limited to an amount equal to the proceeds of each such selling Holder of the shares sold by such selling Holder pursuant to such registration.

                           (iii) Promptly after receipt by an indemnified party under this Section 5(f) of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 4(f), notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to notify an indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability that it may have to any indemnified party otherwise than under this SECTION 4(f).

                  (g) With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration form which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC, the Company agrees that, if and for so long as it is subject to the reporting requirements of Section 13 of the Exchange Act, it will:

                           (i) File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                           (ii) Furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon reasonable request (i) a written statement by the Company that it has complied with the reporting requirements of the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC permitting the selling of any such securities without registration or pursuant to such rule.

                  (h) The rights to cause the Company to register securities granted to a Holder by the Company under this SECTION 4 may be transferred or assigned by a Holder only to a transferee or assignee of not less than 5,000 shares of Registrable Securities (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like), provided that the Company is given written notice at the time of or within a reasonable time after said transfer or assignment and identifying the securities with respect to which such registration rights are being transferred or assigned, and provided further that the transferee or assignee of such rights assumes the obligations of such Holder under this SECTION 4 and acknowledges the possible restriction of such rights as set forth under SECTION 4(c)(iv).

         5. TRANSFER OF WARRANT.

         Subject to the transfer conditions referred to in the legend endorsed hereon, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Warrantholder, upon surrender of this Warrant with a properly executed Assignment (in the form of EXHIBIT "B" hereto) at the principal office of the Company in Phoenix, Arizona.

         6. NO RIGHTS AS SHAREHOLDER; NOTICES TO WARRANTHOLDER.

         Nothing contained in this Warrant shall be construed as conferring upon the Warrantholder or its transferee any rights as a shareholder of the Company, either at law or in equity, including the right to vote, receive dividends, consent or receive notices as a shareholder with respect to any meeting of shareholders for the election of directors of the Company or for any other matter.

         7. FRACTIONAL INTERESTS.

         The Company shall not be required to issue fractional shares of Common Stock on the exercise of a Warrant. If any fraction of a share of Common Stock would, except for the provisions of this SECTION 7, be issuable on the exercise of a Warrant (or specified portion thereof), the Company shall in lieu thereof pay an amount in cash equal to the then Current Market Price multiplied by such fraction. For purposes of this Agreement, the term "Current Market Price" shall mean (i) if the Common Stock is traded in the over-the-counter market and not in the NASDAQ National Market System nor on any national securities exchange, the average of the per share closing bid prices of the Common Stock on the 30 consecutive trading days immediately preceding the date in question, as reported by NASDAQ or an equivalent generally accepted reporting service, or (ii) if the Common Stock is traded in the NASDAQ National Market System or on a national securities exchange, the average for the 30 consecutive trading days immediately preceding the date in question of the daily per share closing prices of the Common Stock in the NASDAQ National Market System or on the principal stock exchange on which it is listed, as the case may be. For purposes of clause (i) above, if trading in the Common Stock is not reported by NASDAQ, the bid price referred to in said clause shall be the lowest bid price as reported on the OTC Bulletin Board, or if not available, in the "pink sheets" published by National Quotation Bureau, Incorporated. The closing price referred to in clause (ii) above shall be the last reported sale price or, in the case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case in the NASDAQ National Market System or on the national securities exchange on which the Common Stock is then listed.

         8. NOTICES.

         Any notice given pursuant to this Warrant by the Company or by the Warrantholder shall be in writing and shall be deemed to have been duly given upon (a) transmitter's confirmation of the receipt of a facsimile transmission,
(b) confirmed delivery by a standard overnight carrier, or (c) the expiration of three business days after the day when mailed by United States Postal Service by certified or registered mail, return receipt requested, postage prepaid at the following addresses:

         If to the Company:

                  Dimensional Visions Incorporated
                  2301 West Dunlap Avenue
                  Suite 207
                  Phoenix, Arizona 85021

         If to the Warrantholder, then to the address of the Warrantholder in the Company's books and records.

         Each party hereto may, from time to time, change the address to which notices to it are to be transmitted, delivered or mailed hereunder by notice in accordance herewith to the other party.

         9. GENERAL PROVISIONS.

                  (a) SUCCESSORS. All covenants and provisions of this Warrant shall bind and inure to the benefit of the respective executors, administrators, successors and assigns of the parties hereto.

                  (b) CHOICE OF LAW. This Warrant and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Arizona, including all matters of construction, validity, performance, and enforcement, and without giving effect to the principles of conflict of laws.

                  (c) ENTIRE AGREEMENT. Except as provided herein, this Warrant, including exhibits, contains the entire agreement of the parties, and supersedes all existing negotiations, representations or agreements and all other oral, written, or other communications between them concerning the subject matter of this Warrant.

                  (d) SEVERABILITY. If any provision of this Warrant is unenforceable, invalid, or violates applicable law, such provision shall be deemed stricken and shall not affect the enforceability of any other provisions of this Warrant.

                  (e) CAPTIONS. The captions in this Warrant are inserted only as a matter of convenience and for reference and shall not be deemed to define, limit, enlarge, or describe the scope of this Warrant or the relationship of the parties, and shall not affect this Warrant or the construction of any provisions herein.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of the date first above written.

                                        DIMENSIONAL VISIONS INCORPORATED, a
                                        Delaware corporation

                                        By: ____________________________________

                                        Its:____________________________________

                                                                       EXHIBIT A

                        DIMENSIONAL VISIONS INCORPORATED

                              ELECTION TO PURCHASE

Dimensional Visions Incorporated
2301 West Dunlap Avenue
Suite 207
Phoenix, Arizona 85021

                  The undersigned hereby irrevocably elects to exercise the right of purchase set forth in the attached Warrant to purchase thereunder __________ shares of the Common Stock (the "Shares") provided for therein and requests that the Shares be issued in the name of

Name:      ____________________________________

Address:   ____________________________________
           ____________________________________

Social Security Number or Employer Identification Number: __________________

Dated:     ____________________________

Name of Warrantholder or Assignee:____________________________________________
                                                 (Please Print)

Signature: ___________________________________________________________
               (Signature must conform in all respects to name of holder as specified on the face of the Warrant.)

Method of payment: ___________________________________________________
                                    (Please Print)

______________________________________________________________
Medallion Signature Guarantee (required if an assignment of Shares acquired on exercise, or an assignment of Warrants remaining after exercise, is made upon exercise.)

                                                                       EXHIBIT B

                                   ASSIGNMENT

                  FOR  VALUE   RECEIVED,   _____________________________________
hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant with respect to the number of shares of Common Stock covered thereby set forth below, unto:

Name of Assignee                    Address               No. of Shares
----------------                    -------               -------------






and does hereby irrevocably constitute and appoint _____________________, Attorney, to transfer the attached Warrant on the books of the Company, with full power of substitution.

Dated: ____________         Signature:__________________________________________
                                      (Signature must conform in all respects to name of holder as specified on the face of the Warrant.)

                                      __________________________________________
                                      (SSN or EIN of Warrantholder)



______________________________________________________________
Medallion Signature Guarantee (required if an assignment of Shares acquired on exercise, or an assignment of Warrants remaining after exercise, is made upon exercise.)